Filed pursuant to Rule 424(b)(5)
Registration No. 333-264579

Prospectus Supplement

(To Prospectus dated May 31, 2022)

10,396,974 Units, Each Consisting of One Class A Ordinary Share and One Warrant

and

7,786,300 Pre-Funded Units, Each Consisting of One Pre-funded Warrant and One Warrant

CN ENERGY GROUP. INC. (中北能源集团有限公司)

This is an offering of the securities of CN Energy Group. Inc. (中北能源集团有限公司), a British Virgin Islands holding company. Unless otherwise stated, as used in this prospectus, references to “we,” “us,” “our,” “CN Energy,” and the “Company” are to CN Energy Group. Inc. (中北能源集团有限公司), a company organized under the laws of the British Virgin Islands.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 10,396,974 units, each consisting of one Class A ordinary share, no par value (the “Class A ordinary share,” collectively the “Class A ordinary shares”) and one warrant, each exercisable to purchase one Class A ordinary share at an exercise price of $0.55 per share (the “warrant,” collectively the “warrants”), at an offering price of $0.55 per unit. We are also offering 7,786,300 pre-funded units, each consisting of one pre-funded warrant, each exercisable to purchase one Class A ordinary share at an exercise price of $0.0001 per share (the “Pre-funded Warrant,” collectively the “Pre-funded Warrants”), and one warrant, at an offering price of $0.5499 per pre-funded unit. The warrants will be immediately exercisable and may be exercised on or before February 1, 2028. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The components of the units were issued separately and are immediately separable upon issuance.

We are authorized to issue an unlimited number of Class A ordinary shares and an unlimited number of Class B ordinary shares, no par value (the “Class B ordinary shares”), and we have 39,396,196 Class A ordinary shares and 3,020,969 Class B ordinary shares issued and outstanding, respectively. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A ordinary shares will be entitled to one vote per one Class A ordinary share and each holder of Class B ordinary shares will be entitled to 50 votes per one Class B ordinary share. The Class A ordinary shares are not convertible into shares of any other class. The Class B ordinary shares are convertible into Class A ordinary shares at any time after issuance at the option of the holder on a one-to-one basis.

Our Class A ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CNEY.” On January 27, 2023, the last reported sale price of our ordinary shares on Nasdaq was $2.17 per share. There is no established public trading market for the Pre-Funded Warrants or warrants and we do not expect markets to develop. Without an active trading market, the liquidity of these securities will be limited.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

We are an offshore holding company with no material operations of our own and not a Chinese operating company. Our operations are conducted in China by our subsidiaries. This is an offering of the Class A ordinary shares of the offshore holding company in the British Virgin Islands, instead of securities of the operating entities in China. Therefore, you will not directly hold any equity interests in the operating entities.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Any actions by the Chinese government, including any decision to intervene or influence the operating entities’ operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause them to make material changes to their operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in our most recent annual report on Form 20-F (the “2022 Annual Report”). Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, we are not subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings” in the 2022 Annual Report. According to our PRC counsel, Yingke Wuxi Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) for our overseas listing. As of the date of this prospectus supplement, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years instead of three beginning in 2021, as amended. Both our former auditor, Friedman LLP (“Friedman”), and our new auditor, Enrome LLP (“Enrome”), have been inspected by the PCAOB on a regular basis and the PCAOB currently has access to inspect the working papers of our former and current auditors. In the event that future regulators in China take steps to restrict the audit firm's access to working papers in mainland China or Hong Kong, or if the PCAOB is unable to fully inspect our audit working papers, or if the PCAOB expands the scope of its determination so that we are subject to the HFCA Act, it could restrict or limit our access to the U.S. capital markets, trading of our securities on a national securities exchange or in the over-the-counter trading market in the U.S. may be prohibited under the HFCA Act and Nasdaq may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at any future time. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

As of the date of this prospectus supplement, CN Energy has transferred the net proceeds from our initial public offering, through Energy Holdings (as defined below) and Zhejiang CN Energy (as defined below), to CN Energy Development (as defined below) and its subsidiaries, including RMB15,000,000 (approximately $2,287,500) to CN Energy Development, RMB103,921,379 (approximately $15,848,010) to Hangzhou Forasen (as defined below), and RMB12,891,800 (approximately $1,966,000) to Zhongxing Energy (as defined below).

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments made from (i) CN Energy Development’s subsidiaries to CN Energy Development and from CN Energy Development to Zhejiang CN Energy and indirectly to Manzhouli CN Energy (as defined below), and the distribution of such payments to Energy Holdings and then to our Company and (ii) MZ Pintai’s (as defined below) subsidiaries to MZ Pintai, and the distribution of such payments to MZ HK (as defined below) and then to our Company. According to the Enterprise Income Tax Law of the PRC, or the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if CN Energy Development or MZ Pintai or their subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Our finance department is supervising cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement  and page 11 of the accompanying prospectus and risk factors set forth in the 2022 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A ordinary share and Warrant	Per Pre-Funded Warrant and Warrant	Total (2)
Public offering price	$0.55	$0.5499	$10,000,022
Underwriting discounts(1)	$0.0385	$0.038493	$700,002
Proceeds, before expenses, to us	$5,318,052	$3,981,968	$9,300,020

(1)	We will also pay the underwriter for a non-accountable expense allowance equal to 1% of the aggregate amount of this offering and certain expenses incurred in this offering. See “Underwriting” on page S-28 of this prospectus supplement for more information regarding the underwriting compensation.

(2)	Assumes the underwriter does not exercise its over-allotment option.

We have granted the underwriter an option for a period ending 45 days after the date of this prospectus to purchase up to an additional 2,727,491 Class A ordinary shares and/or 2,727,491 warrants at the public offering price, less the underwriting discounts, solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts will be $805,010, and the total proceeds to us, before expenses, will be $10,695,132.

We expect that delivery of the Class A ordinary shares, the warrants and Pre-funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about February 1, 2023, subject to customary closing conditions.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is January 30, 2023.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 29, 2022, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-264579), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on June 13, 2022. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of any combination, together or separately, of our ordinary shares, no par value, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. On October 3, 2022, we entered into a series of subscription agreements for the offering and sale of $17,999,999 of Class A ordinary shares pursuant to this registration statement. Additionally, on December 30, 2022, we entered into a securities purchase agreement with an investor, pursuant to which we issued to the investor a 7% convertible note and may issue up to $3,232,000 of Class A ordinary shares upon conversion of the note. As a result, we may issue up to $78,768,001 of Class A ordinary shares as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A ordinary shares” are to the Class A ordinary shares, no par value, of CN Energy;

●	“Class B ordinary shares” are to the Class B ordinary shares, no par value, of CN Energy. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A ordinary shares will be entitled to one vote per one Class A ordinary share and each holder of Class B ordinary shares will be entitled to 50 votes per one Class B ordinary share. The Class A ordinary shares are not convertible into shares of any other class. The Class B ordinary shares are convertible into Class A ordinary shares at any time after issuance at the option of the holder on a one-to-one basis;

●	“CN Energy,” “we,” “us,” “our,” “our Company,” and the “Company” are to CN ENERGY GROUP. INC. (also referred to as 中北能源集团有限公司 in Chinese), a company limited by shares organized under the laws of British Virgin Islands;

●	“CN Energy Development” are to CN Energy Industrial Development Co., Ltd. (also referred to as 中北能源产业发展有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy and Manzhouli CN Technology (as defined below);

●	“Energy Holdings” are to CN Energy’s wholly owned subsidiary, CLEAN ENERGY HOLDINGS LIMITED (also referred to as 清洁能源控股有限公司 in Chinese), a Hong Kong corporation;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” are to the period from October 1 to September 30 of the next calendar year;

●	“Hangzhou Forasen” are to Hangzhou Forasen Technology Co., Ltd. (also referred to as 杭州富来森科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

●	“Khingan Forasen” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. (also referred to as 大兴安岭富来森能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

●	“Manzhouli CN Energy” are to Manzhouli CN Energy Industrial Co., Ltd. (also referred to as 满洲里市中北能实业有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings;

●	“Manzhouli CN Technology” are to Manzhouli CN Energy Technology Co., Ltd. (also referred to as 满洲里市中北能科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy (as defined below) and Manzhouli CN Energy;

●	“MZ HK” are to MZ Mining International Co., Ltd, a Hong Kong company acquired by the Company on November 11, 2022;

●	“MZ Pintai” are to MZ Pintai Mining (Zhejiang) Co., Ltd (also referred to as 美中品泰矿业（浙江）有限公司 in Chinese), a company incorporated under the laws of the PRC which is wholly owned by MZ HK;

●	“Ningbo Nadoutong” are to Ningbo Nadoutong Trading Co., Ltd. (also referred to as 宁波哪都通贸易有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

●	“operating entities” are to CN Energy Development and its subsidiaries;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Tahe Biopower Plant” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Biopower Plant (also referred to as 大兴安岭富来森能源科技有限公司塔河生物发电厂 in Chinese), the branch office of Khingan Forasen;

●	“Third Amended and Restated Memorandum and Articles of Association” are to our memorandum and articles of association currently in effect, effective since July 22, 2022;

●	“U.S. dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“Yunnan Honghao” are to Yunnan Honghao Forestry Development Co., Ltd. (also referred to as 云南宏灏林业发展有限公司 in Chinese), a company incorporated in the PRC with limited liability, which is wholly owned by Yunnan Yuemu (as defined below);

●	“Yunnan Yuemu” are to Yunnan Yuemu Agriculture and Forestry Technology Co., Ltd (also referred to as 云南岳沐农林科技有限公司 in Chinese), a company incorporated in the PRC and wholly owned by MZ Pintai;

●	“Zhejiang CN Energy” are to Zhejiang CN Energy Technology Development Co., Ltd. (also referred to as 浙江中北能源科技开发有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings;

●	“Zhongxing Energy” are to Manzhouli Zhongxing Energy Technology Co., Ltd. (also referred to as 满洲里市众兴能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

●	“Zhejiang New Material” are to Zhejiang CN Energy New Material Co., Ltd. (also referred to as 浙江中北能新材料有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

●	“Zhejiang Yongfeng New Material” are to Zhejiang Yongfeng New Material Technology Co., Ltd. (also refers to as 浙江咏丰新材料科技有限公司 in Chinese), a company with limited liability organized under the PRC, which is wholly owned by Hangzhou Forasen; and

●	“Zhoushan Xinyue” are to Zhoushan Xinyue Trading Co., Ltd. (also referred to as 舟山信跃贸易有限公司in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Hangzhou Forasen.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in the 2022 Annual Report, the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 11 of the accompanying prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-9 of this prospectus supplement and on page 11 of the accompanying prospectus.

Our Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations of our own, our operations are conducted in China by our subsidiaries.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Global Clean Energy Limited(1)
Lishui Yilian Enterprise Management Consulting Co., Ltd.
Jinwu Huang
Other Minority Shareholders(2)
Public Shareholders
79.31%
1.45%
*
5.03%
14.19%
CN ENERGY GROUP. INC. "CN Energy" BVI, 2018
100%
CN ENERGY USA INC. "CN Energy USA" Delaware, 2022
Outside the PRC
Inside the PRC
100%
CLEAN ENERGY HOLDINGS LIMITED "Energy Holdings" Hong Kong, 2013
100%
MZ Mining International Co., Ltd "MZ HK" Hong Kong, 2018
100%
Zhejiang CN Energy Technology Development Co., Ltd. "Zhejiang CN Energy" Lishui, 2019
100%
Manzhouli CN Energy Industrial Co., Ltd. "Manzhouli CN Energy" Manzhouli, 2019
100%
MZ Pintai Mining (Zhejiang) Co., Ltd. "MZ Pintai" Meizhou, 2019
10%
90%
90%
Manzhouli CN Energy Technology Co., Ltd. "Manzhouli CN Technology" Manzhouli, 2019
100%
Yunnan Yuemu Agriculture and Forestry Technology Co., Ltd. "Yunnan Yuemu" Yunnan, 2022
100%
Yunnan Honghao Forestry Development Co., LTD. "Yunnan Honghao" Yunnan, 2013
10%
CN Energy Industrial Development Co., Ltd. "CN Energy Development" Lishui, 2019
100%
Greater Khingan Range Forasen Energy Technology Co., Ltd. "Khingan Forasen" Daxing'anling, 2009
100%
Hangzhou Forasen Technology Co., Ltd. "Hangzhou Forasen" Hangzhou, 2006
100%
Manzhouli Zhongxing Energy Technology Co., Ltd. "Zhongxing Energy" Manzhouli, 2018
100%
Zhejiang CN Energy New Material Co., Ltd. "Zhejiang New Material" Lishui, 2021
100%
Ningbo Nadoutong Trading Co., Ltd. Ningbo, 2022
100%
Zhoushan Xinyue Trading Co., Ltd. Zhoushan, 2022
100%
Zhejiang Yongfeng New Material Technology Co., Ltd. Hangzhou, 2022

* Indicates less than 1%

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B ordinary shares will be entitled to 50 votes per one Class B ordinary share and each holder of Class A ordinary shares will be entitled to one vote per one Class A ordinary share.

(1)	Represents 3,020,969 Class B ordinary shares held by Yefang Zhang, the 100% owner of Global Clean Energy Limited, as of the date of this prospectus supplement.

(2)	Represents an aggregate of 9,578,320 Class A ordinary shares held by 10 shareholders, each one of which holds less than 5% of our voting ownership interests, as of the date of this prospectus supplement.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Any actions by the Chinese government, including any decision to intervene or influence the operating entities’ operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause them to make material changes to their operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in the 2022 Annual Report. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As of the date of this prospectus supplement, we are not subject to cybersecurity review by the CAC since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Security Administration Draft are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact the operating entities’ business and our offerings” in the 2022 Annual Report. According to our PRC counsel, Yingke Wuxi Law Firm,, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing. As of the date of this prospectus supplement, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act, if the PCAOB is unable to inspect our auditor for two consecutive years instead of three beginning in 2021, as amended. Both our former auditor, Friedman, and our new auditor, Enrome, have been inspected by the PCAOB on a regular basis and the PCAOB currently has access to inspect the working papers of our current and former auditors. In the event that future regulators in China take steps to restrict the audit firm's access to working papers in mainland China or Hong Kong, or if the PCAOB is unable to fully inspect our audit working papers, or if the PCAOB expands the scope of its determination so that we are subject to the HFCA Act, it could restrict or limit our access to the U.S. capital markets, trading of our securities on a national securities exchange or in the over-the-counter trading market in the U.S. may be prohibited under the HFCA Act and Nasdaq may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at any future time. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our Company

Business Overview

The operating entities manufacture and supply wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, and food and beverage production (“Activated Carbon Production”), and produce biomass electricity generated in the process of producing activated carbon (“Biomass Electricity Production”).

As a manufacturer of wood-based activated carbon, the operating entities’ primary raw materials are forestry residues, little fuelwood, and wood wastes, which the operating entities source from their suppliers. The operating entities’ current facility is located in Tahe County, Heilongjiang Province, in close proximity to the Greater Khingan Range, where their suppliers are primarily located. The operating entities also source raw materials from Inner Mongolia Autonomous Region.

The operating entities produce wood-based activated carbon that is conformed to their customers’ specifications. The operating entities’ activated carbon customers are mainly activated carbon wholesalers and companies engaged in the activated carbon deep processing business. The operating entities’ activated carbon customers are all based in the PRC and currently mainly located in Anhui Province, Fujian Province, Zhejiang Province, and Shanghai. The primary end users of the operating entities’ activated carbon are mainly food and beverage producers, industrial manufacturers, pharmaceutical manufacturers, and companies engaged in environmental protection. In addition, the operating entities have provided activated carbon related technical services to Hangzhou Lianmu Technology Co., Ltd. (“Lianmu Technology”) from time to time since January 1, 2017. Their technical services included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. The operating entities expect to provide similar technical services to Lianmu Technology and other customers if requested.

The biomass electricity generated during the process of producing activated carbon is supplied to State Grid Heilongjiang Electric Power Company Limited, a subsidiary of State Grid Corporation of China in Heilongjiang Province. The operating entities do not supply biomass electricity to any other state-owned or other entity.

The operating entities generate revenue primarily from selling activated carbon.

For the fiscal years ended September 30, 2022, 2021, and 2020, the operating entities sold 28,911, 15,018, and 9,525 tons of activated carbon and 2,721,000, 2,817,600, and 2,641,964 kWh of biomass electricity, respectively. For the same years, the total revenue was approximately $40.2 million, $19.8 million, and $12.5 million, and the net income was approximately $2.4 million, $1.3 million, and $2.3 million, respectively. For the same years, the revenue derived from Activated Carbon Production accounted for 99.3%, 98.62%, and 96.99% of the total revenue, respectively; the revenue derived from Biomass Electricity Production accounted for 0.4%, 0.72%, and 2.05% of the total revenue, respectively; and the revenue derived from technical services accounted for 0.3%, 0.66%, and 0.96% of the total revenue, respectively.

On March 31, 2022, we established a wholly owned subsidiary, CN Energy USA Inc., as a corporation pursuant to the laws of the State of Delaware. CN Energy currently holds 100% of the equity interests in CN Energy USA Inc.

On April 8, 2022, we formed Zhoushan Xinyue, a PRC limited liability company. Zhoushan Xinyue is a wholly owned subsidiary of Hangzhou Forasen.

On April 13, 2022, we formed Ningbo Nadoutong, a PRC limited liability company. Ningbo Nadoutong is a wholly owned subsidiary of CN Energy Development.

On October 11, 2022, we formed Zhejiang Yongfeng New Material, a PRC limited liability company. Zhejiang Yongfeng New Material is a wholly owned subsidiary of Hangzhou Forasen.

On November 11, 2022, we completed the acquisition of MZ HK, which wholly owns Yunnan Yuemu through MZ Pintai, pursuant to an equity transfer agreement (the “Equity Transfer Agreement”) dated September 30, 2022 with Shenzhen Xiangfeng Trading Co., Ltd. (“Shenzhen Xiangfeng”). Pursuant to the Equity Transfer Agreement, Shenzhen Xiangfeng first transferred 100% of its equity interests in Yunnan Honghao to Yunnan Yuemu, and Shenzhen Xiangfeng then sold and transferred, and we purchased and acquired, 100% of its equity interests in MZ HK for a consideration of $17,706,575.88 and the issuance of 8,819,520 Class A ordinary shares of our Company having a value of $18,373,771, delivered to Shenzhen Xiangfeng and its designees.

Share re-designation

In July 2022, our shareholders adopted a resolution to authorize the re-designation of our shares

(a)	from (i) an unlimited number of ordinary shares of no par value and an unlimited number of convertible preferred shares of no par value to (ii) an unlimited number of Class A ordinary shares of no par value and an unlimited number of Class B ordinary shares of no par value; and

(b)	our issued shares were re-designated and re-classified into Class A or Class B ordinary shares of no par value on a one for one basis, each with the rights and privileges as set forth in our Third Amended and Restated Memorandum and Articles of Association.

Each holder of Class A ordinary shares is entitled to one vote per one Class A ordinary share and each holder of Class B ordinary shares is entitled to 50 votes per one Class B ordinary share. The Class A ordinary shares are not convertible into shares of any other class. The Class B ordinary shares are convertible into Class A ordinary shares at any time after issuance at the option of the holder on a one-to-one basis.

The Offering

Securities offered by us pursuant to this prospectus supplement

10,396,974 units, each consisting of one Class A ordinary share and one warrant to purchase one Class A ordinary share, and 7,786,300 pre-funded units, each consisting of one Pre-funded Warrant to purchase one Class A ordinary share and one warrant to purchase one Class A ordinary share

Offering price	$0.55 per unit of one Class A ordinary share and one warrant, and $0.5499 per pre-funded unit of one Pre-funded Warrant and one warrant

Total Class A ordinary shares outstanding before this offering	39,396,196 Class A ordinary shares

Total Class A ordinary shares outstanding immediately after this offering	49,793,170 Class A ordinary shares, assuming no exercise of the warrants or Pre-funded Warrants, or 75,762,744 Class A ordinary shares, assuming all of the warrants and the Pre-funded Warrants offered hereby are exercised

Over-allotment option	We have granted the underwriter an option for a period ending 45 days after the date of this prospectus to purchase up to an additional 2,727,491 Class A ordinary shares and/or 2,727,491 warrants at the public offering price, less the underwriting discounts, solely to cover over-allotments, if any.

Warrants

The exercise price of each warrant is $0.55 per Class A ordinary share, subject to adjustment therein. Each Warrant will be exercisable from the date of issuance until February 1, 2028, subject to an ownership limitation. See “Description of Securities We Are Offering—Warrants.” This prospectus supplement also relates to the offering of the Class A ordinary shares issuable upon the exercise of such warrants.

Pre-funded warrants	The exercise price of each Pre-funded Warrant is $0.0001 per Class A ordinary share. Each Pre-funded Warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Securities We Are Offering—Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the Class A ordinary shares issuable upon the exercise of such Pre-funded Warrants.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-20 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 11 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Class A ordinary shares are listed on Nasdaq under the symbol “CNEY.” There is no established trading market for the Warrants or Pre-Funded Warrants, and we do not expect a trading market for those securities to develop.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s over-allotment option.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to the 2022 Annual Report and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering, our Ordinary Shares, and the Trading Market

The trading price of our Class A ordinary shares is likely to be volatile, which could result in substantial losses to our investors.

From the closing of our initial public offering on February 9, 2021 to January 27, 2023, the closing price of our Class A ordinary shares ranged from $0.61 to $11.58 per share. The trading price of our Class A ordinary shares is likely to continue to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Class A ordinary shares, regardless of our actual operating performance.

In addition, the market price of our Class A ordinary shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of our Company or other companies in the retail business;

●	changes in financial estimates by research analysts;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of our Class A ordinary shares in the public market;

●	the release of lockup, escrow, or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	the COVID-19 pandemic;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of many companies have been extremely volatile and are sometimes subject to sharp price and trading volume changes in a manner unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may materially and adversely affect the market price of our Class A ordinary shares.

The issuance of securities in connection with the exercise of the warrants and the Pre-funded Warrants and additional securities offerings in the future may dilute then existing shareholders’ percentage ownership of our Company.

Given the issuance of securities in connection with the exercise of the warrants and the Pre-funded Warrants, and our plans and expectations that we may need additional capital in the future, we are committed to issue and may need to issue additional ordinary shares or securities convertible or exercisable for ordinary shares, including convertible preferred shares, convertible notes, share options, or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders.

There is no public market for the warrants or the Pre-funded Warrants being offered in this offering.

There is no public trading market for the warrants or the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the warrants or the Pre-funded Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants and the Pre-funded Warrants will be limited. See “Description of Securities We Are Offering—Warrants” and “Description of Securities We Are Offering—Pre-Funded Warrants.”

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-funded Warrants.

Each Pre-funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or, at the holder’s option, no cash payment at all if a cashless exercise is elected. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-funded Warrants.

Holders of the warrants and the Pre-funded Warrants will have no rights as holders of Class A ordinary shares until such holders exercise their warrants or Pre-funded Warrants and acquire our Class A ordinary shares.

Until holders of the warrants and the Pre-funded Warrants exercise their warrants or Pre-funded Warrants and acquire our Class A ordinary shares, such holders will have no rights with respect to our Class A ordinary shares underlying such warrants or Pre-funded Warrants. Upon exercise of the warrants or the Pre-funded Warrants, the holders will be entitled to exercise the rights of a holder of Class A ordinary shares only as to matters for which the record date occurs after the exercise date.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

This offering will result in a decrease in the conversion price at which our 7% convertible note holder may convert the outstanding balance of the note into Class A ordinary shares. As a result, we and our existing shareholders will incur greater dilution in such conversion event.

On December 30, 2022, we entered into a securities purchase agreement with an investor, pursuant to which we issued to the investor a 7% convertible note and may issue up to $3,232,000 of Class A ordinary shares upon conversion of the note. Any time after 60 days from the purchase price of the note was delivered until the outstanding balance of the note has been paid in full, the investor may convert the note at its option into our Class A ordinary shares at a “Lender Conversion Price” as defined in the note, which is initially $2.00 and subject to adjustment. As the offering price of each unit consisting of one Class A ordinary share and one warrant is $0.55 per unit and each unit consisting of one Pre-funded Warrant and one warrant is $0.5499 per pre-funded unit in this offering, it triggers the adjustment to the Lender Conversion Price, and as a result, we will be required to issue up to additional Class A ordinary shares in the event that the note holder elects to convert the outstanding balance of the note, and we and our existing shareholders will incur greater dilution in such conversion event.

Substantial future sales of our Class A ordinary shares or the anticipation of future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our Class A ordinary shares to decline.

An aggregate of 39,396,196 Class A ordinary shares are outstanding as of the date of this prospectus supplement. If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A ordinary shares in the public market, the trading price of our Class A ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our Class A ordinary shares might impede our ability to raise capital through the issuance of additional Class A ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our Class A ordinary shares as well as make future sales of equity securities by us less attractive or not feasible.

We do not know whether a market for the Class A ordinary shares will be sustained or what the trading price of the Class A ordinary shares will be and as a result it may be difficult for you to sell your Class A ordinary shares.

Although our Class A ordinary shares trade on Nasdaq, an active trading market for the Class A ordinary shares may not be sustained. It may be difficult for you to sell your Class A ordinary shares without depressing the market price for the Class A ordinary shares. As a result of these and other factors, you may not be able to sell your Class A ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling Class A ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Class A ordinary shares as consideration.

Securities analysts may not cover our Class A ordinary shares and this may have a negative impact on the market price of our Class A ordinary shares.

The trading market for our Class A ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A ordinary shares, changes their opinion of our shares, or publishes inaccurate or unfavorable research about our business, the price of our Class A ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A ordinary shares to decline.

Our existing shareholders will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that our existing shareholders will experience an immediate dilution relative to net tangible book value per ordinary share as a result of this offering. Our net tangible book value on September 30, 2022 was $63.8 million, or $2.76 per ordinary share. After giving effect to the sale of 10,396,974 units of one Class A ordinary share and one warrant at an offering price of $0.55 per unit and 7,786,300 units of one Pre-funded Warrant and one warrant at an offering price of $0.5499 per pre-funded unit, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of Setpember 30, 2022 would have been $72.7 million, or $1.76 per ordinary share. This represents an immediate decrease in net tangible book value of $1.00 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of $1.21 per ordinary share to the investors participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our Class A ordinary shares or other securities in any other offering or other transactions at a price per Class A ordinary share that is equal to or greater than the price per Class A ordinary share paid by the investors in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per Class A ordinary share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Class A ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of British Virgin Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under British Virgin Islands law, a British Virgin Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment in our Class A ordinary shares.

Techniques employed by short sellers may drive down the market price of our Class A ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Class A ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our could be greatly reduced or rendered worthless.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations. Despite recent reforms made possible by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in filings required of a public company, our business and financial condition are more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

Being a public company and these new rules and regulations make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently are qualified as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

As a British Virgin Islands business company, limited by shares, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a British Virgin Islands business company, limited by shares, that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, we have elected to be exempt from the requirements under (a) Nasdaq Listing Rule 5635 to obtain shareholder approval for (i) the issuance 20% or more of our outstanding ordinary shares or voting power in a private offering, (ii) the issuance of securities pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended, (iii) the issuance of securities when the issuance or potential issuance will result in a change of control of our Company, and (iv) certain acquisitions in connection with the acquisition of the stock or assets of another company and (b) Nasdaq Listing Rule 5640, which requires that the voting rights of a listed company cannot be disparately reduced or restricted through any corporate action or issuance. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our securities are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria for maintaining our listing, our securities could be subject to delisting.

If our securities are subsequently delisted from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A ordinary shares is a “penny stock,” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our third amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

We have adopted our third amended and restated memorandum and articles of association, which became effective on July 22, 2022. Some provisions of our third amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue shares with preferred, deferred, or other special rights or restrictions without any further vote or action by our shareholders; and

●	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

The exclusive jurisdiction provision in our third amended and restated articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our third amended and restated articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

●	(i) any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

●	(ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”), the Insolvency Act, 2003 of the British Virgin Islands, as amended from time to time, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the BVI Act and section 162(1)(b) of the Insolvency Act, 2003, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Notwithstanding the foregoing, we note that holders of our ordinary shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may impose additional litigation costs on shareholders in pursuing such claims, particularly if the shareholders do not reside in or near the British Virgin Islands. Additionally, the provision may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, or employees, which may discourage the filing of such lawsuits. The courts of the British Virgin Islands may also reach different judgment or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our shareholders. Alternatively, if a court were to find the exclusive jurisdiction provision contained in our third amended and restated articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

During the course of the audit of our consolidated financial statements, we identified a material weakness in our internal control over financial reporting. If we fail to establish and maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ordinary shares may be adversely impacted.

We are subject to reporting obligations under U.S. securities laws. The SEC adopted rules pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of its internal control over financial reporting.

We, in connection with the preparation of our consolidated financial statements for the fiscal year ended September 30, 2022, identified a material weakness in our internal control over financial reporting, that is, we do not have sufficient in-house personnel in our accounting department with sufficient knowledge of U.S. GAAP and SEC reporting rules. See “Item 15. Controls and Procedures—Disclosure Controls and Procedures” in the 2022 Annual Report. Our management is currently in the process of evaluating the steps necessary to remediate the ineffectiveness, such as (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework, and (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel. Measures that we implement may not fully address the material weakness in our internal control over financial reporting and we may not be able to conclude that the material weakness has been fully remedied.

Failure to correct the material weakness and other control deficiencies or failure to discover and address any other control deficiencies could result in inaccuracies in our consolidated financial statements and could also impair our ability to comply with applicable financial reporting requirements and make related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations, and prospects, as well as the trading price of our ordinary shares, may be materially and adversely affected. Due to the material weakness in our internal control over financial reporting as described above, our management concluded that our internal control over financial reporting was not effective as of September 30, 2022. This could adversely affect the market price of our Class A ordinary shares due to a loss of investor confidence in the reliability of our reporting processes.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A ordinary shares.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for our Class A ordinary shares and our share price may be more volatile.

The laws of the British Virgin Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our third amended and restated memorandum and articles of association, by the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors subject to a number of limited exceptions. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the British Virgin Islands) are binding on a court in the British Virgin Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the British Virgin Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a British Virgin Islands company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, the majority of our officers and directors are nationals and residents of countries other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

The dual class structure of our ordinary shares has the effect of concentrating voting control with Ms. Yefang Zhang, and her interests may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A ordinary shares and Class B ordinary shares. Under this structure, holders of Class A ordinary shares are entitled to one vote per one Class A ordinary share, and holders of Class B ordinary shares are entitled to 50 votes per one Class B ordinary share, which may cause the holders of Class B ordinary shares to have an unbalanced, higher concentration of voting power. Ms. Yefang Zhang indirectly holds 3,020,969, or 100% of our issued and outstanding Class B ordinary shares, representing approximately 79.31% of the voting rights in our Company. As a result, until such time as his collective voting power is below 50%, Ms. Zhang as the controlling shareholder has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. She may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of recent change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B ordinary shares may also be dilutive to the holders of Class A ordinary shares. As a result, the market price of our Class A ordinary shares could be adversely affected.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our largest shareholder, Ms. Yefang Zhang, through Global Clean Energy Limited, owns more than a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we are allowed to elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

●	on an actual basis, as derived from our audited consolidated financial statements as of September 30, 2022, which are incorporated by reference into this prospectus supplement;

●

on an as adjusted basis to give further effect to the issuance and sale of 10,396,974 units, each consisting of one Class A ordinary share and one warrant, at an offering price of $0.55 per unit, and 7,786,300 pre-funded units, each consisting of one Pre-funded Warrant and one warrant, at an offering price of $0.5499 per unit (assuming full exercise of the Pre-funded Warrants and no exercise of the warrants issued in connection with this offering), after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	September 30, 2022
	Actual	As adjusted
	$	$
Shareholders’ Equity:
Class A ordinary share, no par value, unlimited number of shares authorized; 20,062,658 shares issued and outstanding as of September 30, 2022	54,278,472	63,194,271
Class B ordinary share, no par value, unlimited number of shares authorized; 3,020,969 shares issued and outstanding as of September 30, 2022	4,231,055	4,231,055
Additional paid-in capital(1)	8,865,199	8,865,199
Statutory reserve	524,723	524,723
Retained earnings	2,415,349	2,415,349
Accumulated other comprehensive loss	(6,532,472)	(6,532,472)
Total Shareholders’ Equity	63,782,326	72,698,125
Total Capitalization	63,782,326	72,698,125

Notes:

(1) Additional paid-in capital reflects the issuance and sale of 10,396,974 units, each consisting of one Class A ordinary share and one warrant, at an offering price of $0.55 per unit, and 7,786,300 pre-funded units, each consisting of one Pre-funded Warrant and one warrant, at an offering price of $0.5499 per pre-funded unit, (assuming no exercise of the warrants issued in connection with this offering), after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The as adjusted information is illustrative only. We estimate that such net proceeds will be approximately $8,915,798 ($10,000,800 gross offering proceeds, less underwriting discounts, non-accountable expense allowance of approximately $800,002, and estimated offering expenses of approximately $285,000).

DILUTION

Our net tangible book value on September 30, 2022 was $63.8 million, or $2.76 per ordinary share (both Class A and Class B ordinary shares). “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our Class A ordinary shares, Pre-funded Warrants, and warrants of approximately $10 million in this offering (assuming full exercise of the Pre-funded Warrants and no exercise of the warrants issued in connection with this offering), at an offering price of $0.55 per unit, each consisting of one Class A ordinary share and one warrant, and $0.5499 per pre-funded unit, each consisting of one Pre-funded Warrant and warrant, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2022 would have been $72.7 million, or $1.76 per ordinary share. This represents an immediate decrease in net tangible book value of $1.00 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of $1.21 per Class A ordinary share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the Class A ordinary shares in this offering:

Public offering price per Class A ordinary share	$0.55
Net tangible book value per ordinary share as of September 30, 2022	$2.76
Decrease per ordinary share attributable to existing investors under this prospectus supplement	$1.00
As Adjusted net tangible book value per ordinary share after this offering	$1.76
Increase in net tangible book value per Class A ordinary share to new investors	$1.21

The foregoing table and discussion is based on 20,062,658 Class A ordinary shares outstanding as of September 30, 2022, if retroactively adjusted to give effect to share re-designation on July 22, 2022.

This discussion of dilution, and the table quantifying it, assumes no exercise of any over-allotment option.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8.9 million, assuming no exercise of the over-allotment option, or approximately $10.4 million, assuming full exercise of the over-allotment option, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are a BVI business company incorporated under the laws of the British Virgin Islands and our affairs are governed by our Third Amended and Restated Memorandum and Articles of Association, and BVI Act, and the common law of the British Virgin Islands.

As of the date of this prospectus supplement, we are authorized to issue an unlimited number of Class A ordinary shares of no par value and unlimited number of Class B ordinary shares of no par value. As of the date of this prospectus, an aggregate of 39,396,196 Class A ordinary shares and 3,020,969 Class B ordinary shares are issued and outstanding.

Ordinary Shares

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. Ordinary shares have the following characteristics:

Voting. At each meeting of shareholders, each holder of ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A ordinary share and 50 votes for each Class B ordinary share that such shareholder holds. In addition, all shareholders of a particular class are entitled to vote at a meeting of the holders of that class of shares.

Conversion Rights. Class A ordinary shares are not convertible. Class B ordinary shares are convertible, at the option of the holder thereof, into Class A ordinary shares on a one-to-one basis.

Ranking. Each holder of ordinary shares has an equal share in the distribution of the surplus assets of the Company.

Dividends. Holders of ordinary shares are entitled to an equal share in any dividend paid to such ordinary shares class.

Cumulative Voting Rights

There is nothing under British Virgin Islands law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our third amended and restated memorandum and articles do not provide for cumulative voting for elections of directors.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class being varied and entitled to vote, which were present at such meeting.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our third amended and restated memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our third amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our third amended and restated memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of ordinary shares we are authorized to issue;
●	divide our authorized and issued ordinary shares into a larger number of ordinary shares;
●	combine our authorized and issued ordinary shares into a smaller number of ordinary shares; and
●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Subject to the provisions of the BVI Act and our articles regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to issue shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares, the Third Amended and Restated Memorandum and Articles of Association or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Transfer of Shares

Subject to the restrictions in our third amended and restated memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or in any other manner as may be permitted in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Meetings of Shareholders

Under our third amended and restated memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least 30% of our issued voting shares in respect of the matter for which such meeting is requested. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or class or series of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our third amended and restated memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Directors’ Interest

A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director’s interest was disclosed in accordance with the memorandum and the articles prior to the Company entering into the transaction. A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act, 2003 of the BVI for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register. From 1 January 2023, it is also possible to search for a list of existing directors of a BVI company for a nominal fee.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Liquidation

As permitted by the BVI Act and our third amended and restated memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Warrants

The following is a brief summary of certain terms and conditions of the warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the warrants.

Form

The warrants will be issued as individual warrant agreements to the purchaser. The form of warrant will be filed as an exhibit to a current report on Form 6-K that we will file with the SEC.

Term

The warrants will be immediately exercisable and may be exercised on or before February 1, 2028.

Exercisability

The warrants are exercisable at any time until February 1, 2028. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares will be issued in connection with the exercise of a warrant. If, at the time of exercise, there is no effective registration statement registering the Class A ordinary shares issuable upon exercise of warrant, or if the prospectus contained therein is not available for the issuance of the warrant shares to the warrant holder, the holder of the warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the warrants in Class A ordinary shares determined according to the formula set forth in the form of warrant.

Exercise Limitations

Under the terms of the warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of Class A ordinary shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Class A ordinary shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The price of our Class A ordinary shares purchasable upon the exercise of the warrants is $0.55 per share. The exercise price of the warrants and the number of Class A ordinary shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share subdivision, share combinations, reclassifications or similar events affecting our Class A ordinary shares, as well as upon any distribution of assets, including cash, shares or other property, to our shareholders. Furthermore, if any of these events were to cause the Event Market Price (as defined in the warrant) to be less than the exercise price of the warrants, on the 5th trading day after the applicable event, the exercise price of the warrants would be reduced to the Event Market Price. In this context, “Event Market Price” is calculated by the lowest VWAP during the 5 consecutive Trading Days after the applicable event, divided by five.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing

We do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the warrants, and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding ordinary shares), the holders of the warrants will be entitled to receive, upon exercise of the warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the warrants. Additionally, as more fully described in the warrants, in the event of certain fundamental transactions consummated within two and a half years of the closing date of the offering, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of Class A ordinary shares, the holder of a warrant does not have the rights or privileges of a holder of our Class A ordinary shares, including any voting rights, until such holder exercises the warrant.

Pre-funded Warrants

The following is a brief summary of certain terms and conditions of the Pre-funded Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Pre-funded Warrants.

Form

The Pre-funded Warrants will be issued as individual warrant agreements to the purchaser. The form of Pre-funded Warrant will be filed as an exhibit to a current report on Form 6-K that we will file with the SEC.

Term

The Pre-funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-funded Warrants are exercisable at any time until they are fully exercised. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares will be issued in connection with the exercise of a Pre-funded Warrant. The holder of the Pre-funded Warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Pre-funded Warrant in Class A ordinary shares determined according to the formula set forth in the Pre-funded Warrant.

Exercise Limitations

Under the terms of the Pre-funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of Class A ordinary shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Class A ordinary shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The price of our Class A ordinary shares purchasable upon the exercise of the Pre-funded Warrants is $0.0001 per share. The exercise price of the Pre-funded Warrants and the number of Class A ordinary shares issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share subdivision, share combinations, reclassifications or similar events affecting our Class A ordinary shares, as well as upon any distribution of assets, including cash, shares or other property, to our shareholders.

Transferability

Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing

We do not intend to list the Pre-funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-funded Warrants, and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding ordinary shares), the holders of the Pre-funded Warrants will be entitled to receive, upon exercise of the Pre-funded Warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the Pre-funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-funded Warrants.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of Class A ordinary shares, the holder of a Pre-funded Warrant does not have the rights or privileges of a holder of our Class A ordinary shares, including any voting rights, until such holder exercises the Pre-funded Warrant.

UNDERWRITING

We have entered into an underwriting agreement with Aegis Capital Corp. (the “underwriter” or “Aegis”), with respect to the Class A ordinary shares, warrants, and Pre-funded warrants being offered hereby. Subject to the terms and conditions set forth in the underwriting agreement, dated January 30, 2023, between us and Aegis Capital Corp. (the “underwriter” or “Aegis”) as the exclusive underwriter of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of Class A ordinary shares, warrants and Pre-funded warrants shown opposite its name below:

Underwriter	Number of Class A ordinary shares	Number of Warrants	Number of Pre-funded Warrants
Aegis Capital Corp.	10,396,974	18,183,274	7,786,300
Total	10,396,974	18,183,274	7,786,300

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the Class A ordinary shares, warrants and the Pre-funded Warrants, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for 45 days after the date of this prospectus, permits the underwriter to purchase up to an aggregate of additional 2,727,491 Class A ordinary shares and/or 2,727,491 warrants at the public offering price per share or warrant, as applicable, less underwriting discounts, solely to cover over-allotments, if any. If the underwriter exercises this option in whole or in part, then the underwriter will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional Class A ordinary shares and/or warrants in proportion to their respective commitments set forth in the prior table.

Underwriting Discounts and Expenses

The underwriter has advised us that it proposes to offer the Class A ordinary shares, warrants and Pre-funded Warrants to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriter may offer Class A ordinary shares, warrants and Pre-funded Warrants to securities dealers at that price less a concession of not more than $0.0192 per Class A ordinary share and warrant. After the offering, the public offering price, concession, and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table summarizes the underwriting discounts and proceeds, before expenses, to us, assuming no exercise and full exercise by the underwriter of its over-allotment option:

	Per Class A ordinary share and Warrant	Per Pre-funded Warrant and Warrant	Total
Public offering price	$0.55	$0.5499	$10,000,022
Underwriting discounts (7%)	$0.0385	$0.038493	$700,002
Proceeds, before expenses, to us	$5,318,052	$3,981,968	$9,300,020

We have also agreed to pay the underwriter a non-accountable expense allowance equal to 1% of the aggregate offering amount.

In addition, we have agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the securities with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the underwriter; (h) the fees and expenses of the Company’s accountants; and (i) $75,000 for reasonable legal fees and disbursements for Aegis’s counsel.

We estimate the expenses of this offering payable by us, not including underwriting discounts, including amounts for which we agreed to reimburse the underwriter for certain of its expenses, will be approximately $285,000. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees to the underwriter and expenses are deemed underwriting compensation for this offering.

Lock-Up Agreements

Each of our directors and executive officers and shareholders holding at least 10% of the outstanding Class A ordinary shares, have agreed for a period of 90 days from the date of the closing of this offering, subject to certain exceptions, without the prior written consent of the underwriter, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company.

Company Standstill

The Company has agreed for a period of 90 days from the date of the closing of this offering, subject to certain exceptions, without the prior written consent of the underwriter, not to directly or indirectly:

●	issue, offer, sell, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or

●	file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company except for (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship which may include the sale of equity securities; provided, that none of such equity securities shall be saleable in the public market until the expiration of the 90-day period described above.

Right of First Refusal

Pursuant to the terms of the underwriting agreement, if, for the period ending 12 months from the closing of this offering, subject to certain exceptions set forth in the underwriting agreement, we or any of our subsidiaries (a) decide to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-runner, sole manager, sole placement agent, or sole agent with respect to such financing or refinancing; or (b) decide to raise funds by means of a public offering (including an at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked, or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as the sole book-running manager, sole underwriter or sole placement agent for such financing.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or one or more of selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into this prospectus supplement, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriter and certain of its affiliates may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Carey Olsen Singapore LLP, our counsel as to British Virgin Islands law. Legal matters as to PRC law will be passed upon for us by Yingke Wuxi Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Carey Olsen Singapore LLP with respect to matters governed by British Virgin Islands law and Yingke Wuxi Law Firm with respect to matters governed by PRC law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP with respect to U.S. laws.

EXPERTS

The consolidated financial statements as of September 30, 2022 and for the fiscal year ended September 30, 2022 incorporated in this prospectus supplement by reference to the 2022 Annual Report have been so incorporated in reliance on the report of Enrome, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Enrome is 1 North Bridge Road, #06-37, High Street Centre, Singapore 179094.

The consolidated financial statements as of September 30, 2021, and for the fiscal years ended September 30, 2021 and 2020 incorporated in this prospectus supplement by reference to the 2022 Annual Report have been so incorporated in reliance on the report of Friedman, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman is located at One Liberty Plaza, 165 Broadway Floor 21, New York, NY 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended September 30, 2022, filed with the SEC on January 27, 2023;

(2)	our current reports on Form 6-K furnished on January 27, 2023;

(3)	the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on February 1, 2021, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended September 30, 2022, filed with the SEC on January 27, 2023, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

CN ENERGY GROUP. INC. (中北能源集团有限公司)

Building 2-B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

Tel: +86 571 87555823

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus supplement..

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

$100,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

CN ENERGY GROUP. INC.

This is an offering of the securities of CN Energy Group. Inc., a British Virgin Islands holding company. Unless otherwise stated, as used in this prospectus, references to “we,” “us,” “our,” “CN Energy,” and the “Company” are to CN Energy Group. Inc., a company organized under the laws of the British Virgin Islands.

We may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our ordinary shares, preferred shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our ordinary  shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “CNEY.” On May 27, 2022, the last reported sale price of our ordinary shares on Nasdaq was $2.38 per share. The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of May 31, 2022, was approximately $41.1 million, which was calculated based on 17,268,307 ordinary shares held by non-affiliates and the price of $2.38 per share, which was the closing price of our ordinary shares on Nasdaq on May 27, 2022. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 11 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2021 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are an offshore holding company with no material operations of our own and not a Chinese operating company. Our operations are conducted in China by our subsidiaries. This is an offering of securities of the offshore holding company in the British Virgin Islands, instead of securities of our operating companies in China. Therefore, you will not directly hold any equity interests in our operating companies. For risks facing our Company and this offering as a result of our organizational structure, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in the 2021 Annual Report.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Any actions by the Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in the 2021 Annual Report. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Yingke Wuxi Law Firm, we are not subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2021 Annual Report. According to our PRC counsel, Yingke Wuxi Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission for our overseas listing. As of the date of this prospectus, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in June 2018, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the U.S. Securities and Exchange Commission, or the “SEC,” and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” in the 2021 Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from subsidiaries of CN Energy Industrial Development Co., Ltd., our indirect wholly owned subsidiary in China (“CN Energy Development”), to CN Energy Development and from CN Energy Development to Zhejiang CN Energy Technology Development Co., Ltd., our indirect wholly owned subsidiary in China (“Zhejiang CN Energy”), and indirectly to Manzhouli CN Energy Industrial Co., Ltd., our indirect wholly owned subsidiary in China (“Manzhouli CN Energy”), and the distribution of such payments to CLEAN ENERGY HOLDINGS LIMITED, our wholly owned subsidiary in Hong Kong (“Energy Holdings”), and then to our Company. Our finance department is supervising cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, CN Energy has transferred the net proceeds from our initial public offering, through Energy Holdings and Zhejiang CN Energy, to CN Energy Development and its subsidiaries, including RMB15,000,000 (approximately $2,287,500) to CN Energy Development, RMB103,921,379 (approximately $15,848,010) to Hangzhou Forasen Technology Co., Ltd. and RMB12,891,800 (approximately $1,966,000) to Manzhouli Zhongxing Energy Technology Co., Ltd. See “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” and our audited consolidated financial statements for the fiscal years ended September 30, 2021, 2020, and 2019.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks related to the offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

•	“CN Energy,” “we,” “us,” “our Company,” or the “Company” are to CN ENERGY GROUP. INC. (also referred to as 中北能源集团有限公司 in Chinese), a company limited by shares organized under the laws of British Virgin Islands;

•	“CN Energy Development” are to CN Energy Industrial Development Co., Ltd. (also referred to as 中北能源产业发展有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy and Manzhouli CN Technology (as defined below);

•	“Convertible Preferred Shares” are to the convertible preferred shares of the Company, no par value;

•	“Energy Holdings” are to CN Energy’s wholly owned subsidiary, CLEAN ENERGY HOLDINGS LIMITED (also referred to as 清洁能源控股有限公司 in Chinese), a Hong Kong corporation;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“fiscal year” are to the period from October 1 to September 30 of the next calendar year;

•	“Hangzhou Forasen” are to Hangzhou Forasen Technology Co., Ltd. (also referred to as 杭州富来森科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

•	“Khingan Forasen” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. (also referred to as 大兴安岭富来森能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development;

•	“Manzhouli CN Energy” are to Manzhouli CN Energy Industrial Co., Ltd. (also referred to as 满洲里市中北能实业有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings;

•	“Manzhouli CN Technology” are to Manzhouli CN Energy Technology Co., Ltd. (also referred to as 满洲里市中北能科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is jointly owned by Zhejiang CN Energy (as defined below) and Manzhouli CN Energy;

•	“operating entities” are to CN Energy Development and its subsidiaries;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“SEC” are to the U.S. Securities Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Tahe Biopower Plant” are to Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Biopower Plant (also referred to as 大兴安岭富来森能源科技有限公司塔河生物发电厂 in Chinese), the branch office of Khingan Forasen;

•	“U.S. dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to generally accepted accounting principles in the United States;

•	“Zhejiang CN Energy” are to Zhejiang CN Energy Technology Development Co., Ltd. (also referred to as 浙江中北能源科技开发有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by Energy Holdings; and

•	“Zhongxing Energy” are to Manzhouli Zhongxing Energy Technology Co., Ltd. (also referred to as 满洲里市众兴能源科技有限公司 in Chinese), a company with limited liability organized under the laws of the PRC, which is wholly owned by CN Energy Development.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Overview

We are an offshore holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, our operations are conducted in China through our wholly owned indirect PRC subsidiary, CN Energy Development, and its subsidiaries. This is an offering of securities of the offshore holding company in the British Virgin Islands, instead of securities of the operating entities in China. Therefore, you will not directly hold any equity interests in the operating entities.

The following diagram illustrates our corporate structure as of the date of this prospectus.

Global Clean Energy Limited[(1)]
Lishui Yilian Enterprise Management Consulting Co., Ltd.
Jinwu Huang
Other Minority Shareholders
Public Shareholders
13.09%
11.98%
*
*
74.16%
CN ENERGY GROUP. INC.
"CN Energy"
BVI, 2018
100%
100%
CLEAN ENERGY HOLDINGS LIMITED
"Energy Holdings"
Hong Kong, 2013
CN ENERGY USA INC.
"CN Energy USA"
Delaware, 2022
Offshore
Onshore
100%
100%
Zhejiang CN Energy Technology Development Co., Ltd.
"Zhejiang CN Energy"
Lishui, 2019
Manzhouli CN Energy Industrial Co., Ltd.
"Manzhouli CN Energy"
Manzhouli, 2019
10%
90%
90%
Manzhouli CN Energy Technology Co., Ltd.
"Manzhouli CN Technology"
Manzhouli, 2019
10%
CN Energy Industrial Development Co., Ltd.
"CN Energy Development"
Lishui, 2019
100%
100%
100%
100%
100%
Greater Khingan Range Forasen Energy Technology Co., Ltd.
"Khingan Forasen"
Daxing'anling, 2009
Hangzhou Forasen Technology Co., Ltd.
"Hangzhou Forasen"
Hangzhou, 2006
Manzhouli Zhongxing Energy Technology Co., Ltd.
"Zhongxing Energy"
Manzhouli, 2018
Zhejiang CN Energy New Material Co., Ltd.
"Zhejiang New Material"
Lishui, 2021
Ningbo Nadoutong Trading Co., Ltd.
Ningbo, 2022
100%
Zhoushan Xinyue Trading Co., Ltd.
Zhoushan, 2022

* Indicates less than 1%

Notes:

(1) Represents 3,020,969 ordinary shares held by Yefang Zhang, the 100% owner of Global Clean Energy Limited, as of the date of this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Any actions by the Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in the 2021 Annual Report. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Yingke Wuxi Law Firm, we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Security Administration Draft is enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2021 Annual Report. According to our PRC counsel, Yingke Wuxi Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission for our overseas listing. As of the date of this prospectus, we and our subsidiaries have not received any inquiry, notice, warning, or sanction regarding our overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor is headquartered in Manhattan, New York, and has been inspected by the PCAOB on a regular basis, with the last inspection in June 2018, and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the U.S. Securities and Exchange Commission, or the “SEC,” and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” in the 2021 Annual Report.

Our Company

The operating entities are a manufacturer and supplier of wood-based activated carbon that is primarily used in pharmaceutical manufacturing, industrial manufacturing, water purification, environmental protection, as well as food and beverage production (“Activated Carbon Production”), and a producer of biomass electricity generated in the process of producing activated carbon (“Biomass Electricity Production”).

As a manufacturer of wood-based activated carbon, the operating entities’ primary raw materials are forestry residues, little fuelwood, and wood wastes, which the operating entities source from their suppliers. The operating entities’ current facility is located in Tahe County, Heilongjiang Province, in close proximity to the Greater Khingan Range, where their suppliers are primarily located. The operating entities also source raw materials from Inner Mongolia Autonomous Region.

The operating entities produce wood-based activated carbon that is conformed to their customers’ specifications. The operating entities’ activated carbon customers are mainly activated carbon wholesalers and companies engaged in the activated carbon deep processing business. The operating entities’ activated carbon customers are all based in the PRC and currently mainly located in Anhui Province, Fujian Province, Zhejiang Province, and Shanghai. The primary end users of the operating entities’ activated carbon are mainly food and beverage producers, industrial manufacturers, pharmaceutical manufacturers, and companies engaged in environmental protection. In addition, the operating entities have provided activated carbon related technical services to Hangzhou Lianmu Technology Co., Ltd. (“Lianmu Technology”) from time to time since January 1, 2017. Their technical services included activated carbon mixing ratio adjustments, activated carbon component indicator analyses, absorptive capacity tests, and other technical support. The operating entities expect to provide similar technical services to Lianmu Technology and other customers if requested.

The biomass electricity generated during the process of producing activated carbon is supplied to State Grid Heilongjiang Electric Power Company Limited, a subsidiary of State Grid Corporation of China in Heilongjiang Province. The operating entities do not supply biomass electricity to any other state-owned or other entity.

The operating entities generate revenue primarily from selling activated carbon. For the fiscal years ended September 30, 2021, 2020, and 2019, the operating entities sold 15,018, 9,525, and 8,584 tons of activated carbon and 2,817,600, 2,641,964, and 3,044,574 kWh of biomass electricity, respectively. For the same years, the total revenue was $19,846,921, $12,476,314, and $10,893,164, and the net income was $1,296,360, $2,344,770, and $1,667,812, respectively. For the same years, the revenue derived from Activated Carbon Production accounted for 98.62%, 96.99%, and 96.31% of the total revenue, respectively; the revenue derived from Biomass Electricity Production accounted for 0.72%, 2.05%, and 1.80% of the total revenue, respectively; and the revenue derived from technical services provided to Lianmu Technology accounted for 0.66%, 0.96%, and 1.89% of the total revenue, respectively.

Recent Development

On March 31, 2022, we established a wholly owned subsidiary, CN Energy USA Inc., as a corporation pursuant to the laws of the State of Delaware. CN Energy currently holds 100% of the equity interests in CN Energy USA Inc.

On April 8, 2022, Hangzhou Forasen established a wholly owned subsidiary, Zhoushan Xinyue Trading Co., Ltd., as a company with limited liability organized under the laws of the PRC. Hangzhou Forasen currently holds 100% of the equity interests in Zhoushan Xinyue Trading Co., Ltd.

On April 13, 2022, CN Energy Development established a wholly owned subsidiary, Ningbo Nadoutong Trading Co., Ltd., as a company with limited liability organized under the laws of the PRC. CN Energy Development currently holds 100% of the equity interests in Ningbo Nadoutong Trading Co., Ltd.

Impact of the COVID-19 Pandemic

Since early 2020, the COVID-19 pandemic has significantly impacted the business operations of the operating entities. In response to the COVID-19 pandemic, the Chinese government implemented the shelter-in-place orders and travel restrictions. As a result, the employees of Tahe Biopower Plant and Hangzhou Forasen could not return to work on time after the Chinese New Year of 2020 and the transportation of raw materials and activated carbon was delayed or even stopped in January and February 2020, which adversely impacted the operating entities’ production and sales, as well as the construction of their new facility in Manzhouli City. Since the end of March 2020, the operating entities’ production and sales have gradually recovered. In August 2020, the operating entities resumed the construction of their new facility in Manzhouli City. During fiscal year 2021, the operating entities’ production, sales, and construction of the new facility in Manzhouli City were disrupted several times by government regulations in response to the COVID-19 pandemic. In 2022, the repeated COVID-19 outbreaks in China have continued to impact the operating entities’ production, sales, and construction activities. Due to regulations of the Chinese government in response to the COVID-19 pandemic, the operating entities had to halt the transportation of raw materials several times, which led to higher costs of raw materials and transportation. The construction of the new facility in Manzhouli City was also disrupted several times.

The COVID-19 pandemic may continue to adversely impact the operating entities’ business operations and operating results, including decreasing their revenue, slowing the collection of accounts receivables, generating additional allowance for doubtful accounts, disrupting their supply chain, and increasing the costs of raw materials. Because of the significant uncertainties surrounding the COVID-19 pandemic, the operating entities cannot reasonably estimate the extent of its impact on their business operations and financial condition at this time.

Permission Required from PRC Authorities

The operating entities are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yingke Wuxi Law Firm, other than those requisite for a domestic company in China to engage in the businesses similar to those of the operating entities, the operating entities are not required to obtain any permission from Chinese authorities, including the CSRC, the CAC, or any other governmental agency that is required to approve the operating entities’ operations. However, if the operating entities do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that the operating entities are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the operating entities’ relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operating entities’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, we and the operating entities have received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our securities to foreign investors. In addition, we and our subsidiaries are not required to obtain permission or approval relating to our securities from the PRC authorities, including the CSRC or the CAC, for our subsidiaries’ operations, nor have we or our subsidiaries received any denial for our subsidiaries’ operations with respect to this offering. Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirements in the future.”

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, CN Energy has transferred the net proceeds from our initial public offering, through Energy Holdings and Zhejiang CN Energy, to CN Energy Development and its subsidiaries, including RMB15,000,000 (approximately $2,287,500) to CN Energy Development, RMB103,921,379 (approximately $15,848,010) to Hangzhou Forasen, and RMB12,891,800 (approximately $1,966,000) to Zhongxing Energy.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to CN Energy and CN Energy has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Pursuant to the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”), and our second amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think appropriate, if they are satisfied on reasonable grounds that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividends.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Energy Holdings.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Energy Holdings only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC (excluding the special administrative regions of Hong Kong and Macau). Under the applicable PRC regulations, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest, and dividends. Conversion of RMB into a foreign currency such as U.S. dollars for capital account items, such as direct equity investments, loans, and repatriation of investment, requires prior approval from the State Administration of Foreign Exchange or its local branch. Such approval, however, does not guarantee the availability of foreign currency conversion. Furthermore, the value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The RMB may not be stable against the U.S. dollar or other foreign currency. To the extent that we seek to convert RMB into U.S. dollars, depreciation of the RMB against the U.S. dollar would have an adverse effect on the U.S. dollar amount we receive from the conversion. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Energy Holdings may be considered a non-resident enterprise for PRC tax purposes. Any dividends that our PRC subsidiaries pay to Energy Holdings may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

In order for us to pay dividends to our shareholders, we will rely on payments made from CN Energy Development’s subsidiaries to CN Energy Development and from CN Energy Development to Zhejiang CN Energy and indirectly to Manzhouli CN Energy, and the distribution of such payments to Energy Holdings and then to our Company. According to the PRC Enterprise Income Tax Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if CN Energy Development or its subsidiaries incur debt on their own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Energy Holdings. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Energy Holdings intends to apply for the tax resident certificate if and when Zhejiang CN Energy and Manzhouli CN Energy plan to declare and pay dividends to Energy Holdings. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits” in the 2021 Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before investing in our securities. Below is a summary of the principal risks we face. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2021 Annual Report and in the “Risk Factors” section of this prospectus.

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry” in the 2021 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

•	our financial results could be materially and adversely affected by an interruption of supply of raw materials (see page 4 of the 2021 Annual Report);

•	a majority of our activated carbon sales are currently derived from a small number of customers. If any of these customers experiences a material business disruption, we would likely incur substantial losses of revenue (see page 4 of the 2021 Annual Report);

•	we have sourced our raw materials and activated carbon primarily from a limited number of suppliers. If we lose one or more of the suppliers, our operation may be disrupted, and our results of operations may be adversely and materially impacted (see page 5 of the 2021 Annual Report);

•	a disruption or delay in production at our existing production facilities could have a material adverse effect on our financial results (see page 5 of the 2021 Annual Report);

•	our financial condition, results of operations, and cash flows have been adversely affected by the COVID-19 pandemic (see page 6 of the 2021 Annual Report);

•	uncertainties as to the future of existing and planned environmental and health and safety laws and regulations, as well as delays of or changes to these laws and regulations, could have a material adverse effect on demand for our products (see page 7 of the 2021 Annual Report);

•	disclosure of our trade secrets and other proprietary information, or a failure to adequately protect these or our other intellectual property rights, could result in increased competition and have a material adverse effect on our business and financial results (see page 7 of the 2021 Annual Report); and

•	the activated carbon industry is highly competitive, and if we are unable to compete effectively with existing competitors, or with new entrants, our business and financial results could be materially and adversely affected (see page 9 of the 2021 Annual Report).

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in the 2021 Annual Report)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

•	a severe or prolonged slowdown in the Chinese economy could materially and adversely affect our business and our financial condition (see page 11 of the 2021 Annual Report);

•	changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC (see page 11 of the 2021 Annual Report);

•	given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares (see page 11 of the 2021 Annual Report);

•	any actions by the Chinese government, including any decision to intervene or influence our operations or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless (see page 12 of the 2021 Annual Report);

•	recent greater oversight by the Cyberspace Administration of China, or the “CAC,” over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering (see page 12 of the 2021 Annual Report);

•	the opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirements in the future (see page 13 of the 2021 Annual Report);

•	the tariffs by the U.S. government and the trade war between the U.S. and China, and on a larger scale, internationally, may dampen global growth. If the U.S. government, in the future, subjects the products that we produce to tariffs, our business operations and revenue may be negatively impacted (see page 13 of the 2021 Annual Report);

•	increases in labor costs in the PRC may adversely affect our business and our profitability (see page 13 of the 2021 Annual Report);

•	we are not in compliance with the PRC’s regulations relating to employee benefit plans, and as a result, we may be subject to penalties if we are not able to remediate the non-compliance (see page 14 of the 2021 Annual Report);

•	because we are a British Virgin Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China (see page 14 of the 2021 Annual Report);

•	recent joint statement by the U.S. Securities and Exchange Commission, or the “SEC,” and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering (see page 15 of the 2021 Annual Report);

•	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties (see page 16 of the 2021 Annual Report);

•	we may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirement we may have, and any limitation on the ability of our subsidiaries to make payments to us and any tax we are required to pay could have a materially adverse effect on our ability to conduct our business (see page 16 of the 2021 Annual Report);

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business (see page 17 of the 2021 Annual Report);

•	because our business is conducted in RMB and the price of our ordinary shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments (see page 18 of the 2021 Annual Report);

•	under the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders (see page 18 of the 2021 Annual Report);

•	there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our Hong Kong subsidiary may not qualify to enjoy certain treaty benefits (see page 18 of the 2021 Annual Report);

•	we face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see page 19 of the 2021 Annual Report);

•	if we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation (see page 19 of the 2021 Annual Report);

•	the disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC (see page 19 of the 2021 Annual Report); and

•	the M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see page 20 of the 2021 Annual Report).

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares and the Trading Market” in the 2021 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

•	substantial future sales of our ordinary shares or the anticipation of future sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline (see page 20 of the 2021 Annual Report);

•	we do not intend to pay dividends for the foreseeable future (see page 20 of the 2021 Annual Report); and

•	because we are a foreign private issuer and have taken advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see page 22 of the 2021 Annual Report).

Corporate Information

Our principal executive offices are located at Building 2-B, Room 206, No. 268 Shiniu Road, Liandu District, Lishui City, Zhejiang Province, the PRC, and our phone number is +86-571-87555823. Our registered office in the British Virgin Islands is located at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands, and the phone number of our registered office is +1 (284) 393-6004. We maintain a corporate website at www.cneny.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is CN Energy USA Inc., located at 900 19th Street NW, Floor 5, Squad 23, Washington, DC 20006.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2021 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties that our management is not aware of or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our second amended and restated memorandum and articles of association are summaries and do not purport to be complete. References are made to our second amended and restated memorandum and articles of association, forms of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Ordinary Shares

We are authorized to issue an unlimited number of no-par value ordinary shares. As of the date of this prospectus, an aggregate of 23,083,627 ordinary shares are issued and outstanding. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Ordinary shares are issued in registered form. Ordinary shares have the following characteristics:

Voting. At each meeting of shareholders, each holder of ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Ranking. Subject to the liquidation preference for Convertible Preferred Shares as set out in the memorandum and the articles, each holder of ordinary shares has an equal share in the distribution of the surplus assets of the Company.

Dividends. Holders of ordinary shares are entitled to an equal share in any dividend paid to the ordinary shares class.

Convertible Preferred Shares

We are authorized to issue an unlimited number of no-par Convertible Preferred Shares. As of the date of this prospectus, no Convertible Preferred Shares are issued and outstanding. Convertible Preferred Shares are issued in registered form. Convertible Preferred Shares have the following characteristics:

Conversion. Upon our register of members being updated at the closing of our initial public offering, all issued and outstanding Convertible Preferred Shares are converted automatically at a 10% discount to the initial public offering price.

Voting. Prior to conversion of Convertible Preferred Shares, holders of Convertible Preferred Shares do not have the right to vote as a shareholder, and upon conversion of Convertible Preferred Shares, holders of then ordinary shares have the same voting rights and vote together with the holders of ordinary shares, and not as a separate class, except where otherwise required by law.

Ranking. Convertible Preferred Shares, before conversion, are senior to ordinary shares with respect to distribution rights upon liquidation, to receive a payment per Convertible Preferred Share, equal to the price per share for the issue of Convertible Preferred Share.

Dividends. Holders of Convertible Preferred Shares are entitled to an equal share in any dividend paid to the Convertible Preferred Share class.

Cumulative Voting Rights

There is nothing under British Virgin Islands law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our second amended and restated memorandum and articles do not provide for cumulative voting for elections of directors.

Variation of Rights of Shares

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our second amended and restated memorandum and articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles governing the ownership threshold above which shareholder ownership must be disclosed.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our second amended and restated memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

Subject to the BVI Act and our second amended and restated memorandum and articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of ordinary shares we are authorized to issue;
●	divide our authorized and issued ordinary shares into a larger number of ordinary shares;
●	combine our authorized and issued ordinary shares into a smaller number of ordinary shares; and
●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Subject to the provisions of the BVI Act and our articles regarding redemption, purchase, and issuance of the shares, the directors have general and unconditional authority to issue and allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to issue shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Calls on Shares and Forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Listing

On February 5, 2021, our ordinary shares commenced trading on the Nasdaq Capital Market under the symbol “CNEY.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598.

Transfer of Shares

Subject to the restrictions in our second amended and restated memorandum and articles and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee or in any other manner as may be permitted in accordance with applicable exchange rules or requirements of the Nasdaq Capital Market or by any recognized stock exchange on which our securities are listed. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Meetings of Shareholders

Under our second amended and restated memorandum and articles, a copy of the notice of any meeting of shareholders shall be given not less than seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting and our directors. Our board of directors may call a meeting of shareholders upon the written request of shareholders holding at least 30% of our issued voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing more than one-half of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or class or series of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chairperson of our board of directors shall be the chairperson presiding at any meeting of the shareholders. If the chairperson of our board is not present, or there is no such chairperson, then the members present shall choose a shareholder to act to chairperson the meeting of the shareholders. If the shareholders are unable to choose a chairperson for any reason, then the person representing the greatest number of voting shares present in person or by proxy shall preside as chairperson, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our second amended and restated memorandum and articles to be present in person if represented by its duly authorized representative who has been authorized to do so by resolutions of its directors or other governing body. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the British Virgin Islands as the directors determine to be necessary or desirable. A director must be given not less than three business days’ notice of a meeting of directors. A meeting of directors may be called on short notice if all of the directors entitled to vote on the matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose (unless that director objects in writing before or at the meeting). At any meeting of directors, a quorum will be present if more than one-half of the total number of directors is present, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Directors’ Interest

A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director’s interest was disclosed in accordance with the memorandum and the articles prior to the Company entering into the transaction. A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction.

Protection of Minority Shareholders and Shareholder Action

The enforcement of our rights will ordinarily be a matter for our directors. However, in certain limited circumstances, a shareholder may have the right to seek certain remedies against us in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or a director of a company engages in, proposes to engage in, or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, a BVI court may, on application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be, oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order which can, if the court considers that it is just and equitable to do so, require the company or any other person to pay compensation to the shareholders (among various other potential orders and remedies). Under Section 184G of the BVI Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder.

Under Section 184C of the BVI Act, a shareholder also may, with the permission of the BVI court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant permission to bring a derivative action where the following circumstances apply: (i) the company does not intend to bring, diligently continue or defend or discontinue proceedings; or (ii) it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI court is also required to have regard to the following matters: whether the shareholder is acting in good faith; whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters; whether the proceedings are likely to succeed; the costs of the proceedings in relation to the relief likely to be obtained; and whether an alternative remedy is available.

Any shareholder of a company may apply to BVI court under the Insolvency Act, 2003 of the BVI for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Generally, any other claims against a BVI company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the BVI Act or the company’s memorandum and articles of association. There are also common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: a company is acting or proposing to act illegally or beyond the scope of its authority; the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or those who control the company are perpetrating a “fraud on the minority.”

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

Our members are also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Liquidation

As permitted by the BVI Act and our second amended and restated memorandum and articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Exclusive Jurisdiction of Certain Actions

Our second amended and restated articles provide that, to the fullest extent permitted by applicable law, unless our board of directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine:

●	(i) any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with our memorandum and/or articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy, or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance, or non-performance of, or the legal relationships established by, our memorandum and/or articles; or (y) any non-contractual obligations arising out of or in connection with our memorandum and/or articles; or

●	(ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in our name or any application for permissions to bring a derivative action), proceedings, controversy, or claim of any kind relating or connected to us, our board of directors, officers, management, or shareholders arising out of or in connection with the BVI Act, the Insolvency Act, 2003 of the British Virgin Islands as amended from time to time, any other statute, rule, or common law of the British Virgin Islands affecting any relationship between us, our shareholders, and/or our directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, 2003, and fiduciary or other duties owed by any director, officer, or shareholder of the Company to the Company or the Company’s shareholders).

To the fullest extent permitted by applicable laws, unless our board of directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Notwithstanding the foregoing, we note that holders of our ordinary shares cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive jurisdiction provision will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Act or the Exchange Act, or the respective rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing increasing consistency in the application of BVI law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers or limit investors’ ability to bring claims in a judicial forum that they find favorable. See “Risk Factors—Risks Relating to our Ordinary Shares—The exclusive jurisdiction provision in our second amended and restated articles of association may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees” in the 2021 Annual Report.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a British Virgin Islands company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the British Virgin Islands company or British Virgin Islands companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our second amended and restated memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;
●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
●	whether the action is likely to proceed;
●	the cost of the proceedings; and
●	whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the British Virgin Islands Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our second amended and restated memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or
●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Second Amended and Restated Memorandum and Articles

Some provisions of our second amended and restated articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our second amended and restated memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our second amended and restated memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our second amended and restated memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our second amended and restated memorandum and articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our second amended and restated memorandum and articles of association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our second amended and restated memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our second amended and restated memorandum and articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our second amended and restated memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our second amended and restated memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our second amended and restated memorandum and articles of association be effected by resolution of directors without shareholder approval.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our second amended memorandum and articles of association may be amended by a special majority (meaning a two thirds majority) resolution of shareholders and, subject to certain exceptions, by a special majority (meaning a two thirds majority) resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

History of Share Capital

We were incorporated in the British Virgin Islands on November 23, 2018. We issued the following ordinary shares to our founding shareholders:

Purchaser	Date of Issuance	Number of Ordinary Shares
Global Clean Energy Limited	November 23, 2018	50,000
Elk International Capital Limited	August 22, 2019	20,972
Sentong Industry Limited	August 22, 2019	15,359
Xieying Energy Limited	August 22, 2019	15,359
Yunda Industrial Limited	August 22, 2019	11,058
Xinhe Industrial Limited	August 22, 2019	7,987
Xintai Industrial Limited	August 22, 2019	6,604
Spruce International Limited	August 22, 2019	6,144
Xingyou Industrial Limited	August 22, 2019	6,144

On April 15, 2020, our shareholders and board of directors approved (i) a forward split of our issued and outstanding ordinary shares at an approximate or rounded ratio of 71.62-for-1 share, and (ii) the creation of a new class of convertible preferred shares of no par value. On April 16, 2020, we filed our second amended and restated memorandum and articles of association with the BVI Registrar to effect such corporate actions, which filing became effective on April 20, 2020. Unless otherwise indicated, all references to ordinary shares, options to purchase ordinary shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the forward split of our ordinary shares as if it had occurred at the beginning of the earlier period presented.

On April 20, 2020, we issued 195,000 Convertible Preferred Shares to Wei Lian for a consideration of $702,000 and 305,000 Convertible Preferred Shares to Zhenyan Yu for a consideration of $1,098,000 pursuant to certain Share Purchase Agreement dated April 3, 2020. On February 9, 2021, the Convertible Preferred Shares held by Wei Lian automatically converted into 195,000 ordinary shares and the Convertible Preferred Shares held by Zhenyan Yu automatically converted into 305,000 ordinary shares upon the closing of our initial public offering.

On June 11, 2021, pursuant to certain Subscription Agreements, we issued the following ordinary shares to six investors:

Purchaser	Date of Subscription Agreement	Number of Ordinary Shares
Yonghong Wu	June 8, 2021	990,000
Yan Wang	June 9, 2021	950,000
Jian Wang	June 9, 2021	750,000
Xiaochun Zhang	June 9, 2021	700,000
Ming Gao	June 10, 2021	310,000
Minggang Wang	June 10, 2021	300,000

On August 20, 2021, we issued an aggregate of 69,276 ordinary shares to Network 1 Financial Securities, Inc. and four individuals related to it pursuant to certain underwriter warrants dated February 9, 2021.

On April 7, 2022, we issued 2,764,351 ordinary shares to Lishui Yilian Enterprise Management Consulting Co., Ltd., a limited liability company formed under the laws of the PRC, pursuant to a certain subscription agreement dated April 1, 2022.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;
●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2021 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$9,270
FINRA fees		$15,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2021 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2021.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Carey Olsen Singapore LLP, our counsel as to British Virgin Islands law. Legal matters as to PRC law will be passed upon for us by Yingke Wuxi Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of September 30, 2021 and 2020, and for the fiscal years ended September 30, 2021, 2020, and 2019 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway Floor 21, New York, NY 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended September 30, 2021 filed with the SEC on February 15, 2022;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on March 17, 2022, April 4, 2022, and April 11, 2022;

3.	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on February 1, 2021, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended September 30, 2021 filed with the SEC on February 15, 2022 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CN ENERGY GROUP. INC.

Building 2-B, Room 206, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The PRC

+86 571 87555823

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws than the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, almost all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CN Energy USA Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to the laws of the British Virgin Islands, Carey Olsen Singapore LLP, and our counsel with respect to PRC law, Yingke Wuxi Law Firm, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our BVI counsel, Carey Olsen Singapore LLP, has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Our BVI counsel, Carey Olsen Singapore LLP, has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Our PRC counsel, Yingke Wuxi Law Firm, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Further, pursuant to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our PRC counsel, Yingke Wuxi Law Firm, has further advised us that, under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

10,396,974 Units, Each Consisting of One Class A Ordinary Share and One Warrant

and

7,786,300 Pre-Funded Units, Each Consisting of One Pre-funded Warrant and One Warrant

CN ENERGY GROUP. INC. (中北能源集团有限公司)

Prospectus Supplement

January 30, 2023